UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 15, 2007

Deb Shops, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-12188	23-1913593

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9401 Blue Grass Road, Philadelphia, Pennsylvania	19114

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 676-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2007, Deb Shops, Inc. (the “Company”) entered into an Employment Agreement Modification and Extension Agreement (the “Modification”) with Allan Laufgraben, the Company’s Senior Vice-President, Merchandising, to amend the terms of Mr. Laufgraben’s existing employment agreement. Prior to the Modification, the term of the existing employment agreement ended on January 31, 2007. The Modification extended the term of the existing employment agreement to January 31, 2008. Mr. Laufgraben’s base salary remains unchanged and is $450,000 for the extended term.
     Under the existing employment agreement, Mr. Laufgraben and his spouse are entitled, at no cost to them, to medical coverage substantially equivalent to the coverage provided under the Company’s standard executive medical coverage plan until the later of Mr. Laufgraben’s or his spouse’s death. The Modification provides that this medical coverage benefit is in consideration of the services to be rendered by Mr. Laufgraben under his employment agreement and in consideration of his availability to consult the Company from time to time following the termination of his employment with the Company. The Modification further provides that, in the event the Company’s standard executive medical coverage plan is discontinued, the Company shall pay, in cash, to Mr. Laufgraben the estimated value of the medical coverage benefit. If the plan is discontinued, the Company and Mr. Laufgraben will meet to determine the value of such benefit and, if they can not agree, an independent benefits valuation consultant will determine the value of such benefit.
     Prior to the Modification, if Mr. Laufgraben was terminated without cause or he resigned for good reason (as defined in the employment agreement) he was entitled to the lesser of (1) his remaining base salary for the balance of the term or (2) six months base salary. Additionally, in the event of a change in control of the Company (as defined in the employment agreement), Mr. Laufgraben was entitled to the lesser of (1) his remaining base salary for the balance of the term or (2) three years base salary. The Modification amended such terms and if Mr. Laufgraben is terminated without cause, he resigns for good reason or a change in control of the Company occurs, he is now entitled to an amount equal to his base salary for the balance of the term.
     The foregoing description is qualified in its entirety by reference to the provisions of the Modification, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit
No.	Description
10.1	Employment Agreement Modification and Extension Agreement by and between the Company and Allan Laufgraben dated January 15, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEB SHOPS, INC.
Dated: January 18, 2007	By:	/s/ Barry J. Susson
Barry J. Susson
Chief Financial Officer

EXHIBIT INDEX
The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
No.	Description
10.1*	Employment Agreement Modification and Extension Agreement by and between the Company and Allan Laufgraben dated January 15, 2007.

*	Filed electronically herewith.